Exhibit 5.1

City Center
33 South Sixth Street
Suite 3600
Minneapolis, MN 55402

612.607.7000 612.607.7100

www.foxrothschild.com

April 28, 2025

ReShape Lifesciences Inc.

18 Technology Drive, Suite 110

Irvine, CA 92618

Re:ReShape Lifesciences Inc. Registration Statement on Form S-4, as Amended

Ladies and Gentlemen:

We have acted as counsel to ReShape Lifesciences Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 123,260,220 shares of common stock, par value $0.001 per share (the “Shares”), pursuant to the Agreement and Plan of Merger, dated as of July 8, 2024, by and among the Company, Vyome Therapeutics, Inc. (“Vyome”) and Raider Lifesciences Inc. (as amended, the “Merger Agreement”). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 1, 2024 (Registration No. 333-282459) (as subsequently amended, the “Registration Statement”).

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (the “DGCL”) (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Vyome stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

In rendering the foregoing opinion, we have assumed that (i) prior to the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP